                                                                  Exhibit (d)(2)

                                                         Dated: _______ __, 2007

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                         BETWEEN THE COVENTRY GROUP AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.

Name of Fund                           Compensation(1)
------------                           ---------------
Boston Trust Balanced Fund    .75% of average daily net assets
Boston Trust Equity Fund      .75% of average daily net assets
Boston Trust Small Cap Fund   .75% of average daily net assets
Boston Trust Midcap Fund(2)   .75% of average daily net assets
Walden Social Balanced Fund   .75% of average daily net assets
Walden Social Equity Fund     .75% of average daily net assets

THE COVENTRY GROUP                      BOSTON TRUST INVESTMENT MANAGEMENT, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

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(1)  All Fees are computed daily and paid monthly.

(2)  Approved by Board of Trustees on _______ __, 2007.